UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) February 28, 2023

Bright Health Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 900, Minneapolis, Minnesota	55437
Address of Principal Executive Office	(Zip Code)
(612) 238-1321
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2023, Bright Health Group, Inc. (“Bright Health” or the “Company”) entered into a limited waiver and consent (the “Waiver”) under the Credit Agreement, dated as of March 1, 2021 (as amended by the First Amendment dated as of August 2, 2021, the Second Amendment dated as of November 20, 2021, the Third Amendment dated as of November 8, 2022, and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. The Waiver, among other matters, provides for a temporary waiver for the period from January 25, 2023 through April 30, 2023 (the “Waiver Period”) of compliance with the minimum liquidity covenant set forth in Section 11.12.2 of the Credit Agreement. During the Waiver Period, the Company will be subject to a minimum liquidity covenant of not less than $75 million until March 3, 2023, and not less than $85 million thereafter until the end of the Waiver Period. In addition, during the Waiver Period, the Company will not have access to certain negative covenant baskets and will be subject to additional cash-flow and cash balance reporting requirements. The foregoing description of the Waiver does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Waiver, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Any future non-compliance with the covenants under the Credit Agreement or uncertainty of being able to obtain any additional waivers or amendments of the terms of the Credit Agreement may result in the obligations under the Credit Agreement being accelerated.

Item 2.02.     Results of Operations and Financial Condition.

On March 1, 2023, the Company issued a news release announcing its financial results for the fourth quarter ended December 31, 2022. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 2.02 and Exhibit 99.1 of this Current report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Limited Waiver and Consent, dated as of February 28, 2023, among Bright Health Group, Inc., the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	News Release, dated March 1, 2023
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HEALTH GROUP, INC.

Date:	March 1, 2023	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary